UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2015
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 13, 2015, the Board of Directors (the “Board”) of EMCORE Corporation (the “Company”), following the recommendation of the Compensation Committee of the Board, approved the EMCORE Corporation Fiscal 2016 Bonus Plan (the “2016 Bonus Plan”). Under the 2016 Bonus Plan, the Company’s executive officers and other specified employees are eligible to receive cash bonus awards that are determined based on the achievement of a non-GAAP net income financial performance goal for the Company for the 2016 fiscal year, the participant’s individual performance during the 2016 fiscal year and, in the case of non-executive officer participants, the achievement of department goals applicable to the participant’s department or division within the Company for the 2016 fiscal year. For the Company’s executive officers, the amount, if any, of the annual cash bonus under the 2016 Bonus Plan will be based 80% on the Company’s achievement of a non-GAAP net income target established by the Board for fiscal 2016 and 20% on an evaluation of each executive officer’s individual performance during the fiscal year. Under the 2016 Bonus Plan, the target bonus opportunity for Jeffrey Rittichier, the Company’s Chief Executive Officer, is 80% of his annual base salary at the end of the fiscal year, and the target bonus opportunity for Mark Weinswig, the Company’s Chief Financial Officer, is 50% of his annual base salary at the end of the fiscal year. The amount of cash bonus payable to each executive officer under the 2016 Bonus Plan will range from 0% to 120% of the executive’s target bonus opportunity based on achievement of the applicable Company and individual performance goals. Bonuses, if any, under the 2016 Bonus Plan will be payable in cash after the end of the 2016 fiscal year and no later than March 15, 2017.
The foregoing description of the 2016 Bonus Plan is not complete and is qualified in its entirety by reference to the full text of the 2016 Bonus Plan filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

10.1	EMCORE Corporation Fiscal 2016 Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: November 18, 2015	By: /s/ Mark B. Weinswig Name: Mark B. Weinswig Title: Chief Financial Officer